FOR IMMEDIATE RELEASE

RCS Capital Corporation Announces Proposed

Public Offering of Class A Common Stock

New York, New York, May 28, 2014 – RCS Capital Corporation (NYSE: RCAP) (“RCAP”) announced today that, subject to market and other conditions, RCAP is proposing to offer and sell 15,000,000 shares of RCAP Class A common stock and RCAP Holdings, LLC (“RCAP Holdings”), the controlling stockholder of RCAP, is proposing to offer and sell 5,000,000 shares of RCAP Class A common stock in an underwritten public offering. RCAP also intends to grant the underwriters of the proposed offering a 30-day option to purchase up to an additional 3,000,000 shares to cover over-allotments, if any.

RCAP intends to use the net proceeds from the proposed public offering: (i) to fund cash consideration and other costs required to complete certain pending acquisitions; (ii) to meet certain repayment and funding obligations under RCAP’s existing credit facilities not related to repayment of principal outstanding under such credit facilities; (iii) to pay fees payable in connection with certain private offerings; (iv) to pay outstanding indebtedness in connection with a pending acquisition; and (v) for general corporate purposes, including other acquisitions.

BofA Merrill Lynch, Barclays, Citigroup, JMP Securities and J.P.Morgan are acting as joint bookrunners for the offering.

Ladenburg Thalmann & Co. Inc., BMO Capital Markets, RCS Capital, Aegis Capital Corp., J.P. Turner & Company, LLC, Maxim Group LLC, National Securities Corporation, Newbridge Securities Corporation, Northland Capital Markets, RBS, Baird and Mitsubishi UFJ Securities are acting as co-managers for the offering.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) but has not yet become effective. The offering will be made only by means of a prospectus. When available, copies of the prospectus may be obtained from BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, email dg.prospectus_requests@baml.com or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Barclaysprospectus@broadridge.com, (888) 603-5847. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective.

About RCAP

RCS Capital Corporation (NYSE: RCAP) is an investment firm expressly focused on the retail investor. RCAP is engaged in the wholesale distribution, investment banking and capital markets businesses, a retail advice business and a research business focused on alternative investments. Upon closing of pending acquisitions of additional independent broker-dealers and an investment manager, RCAP will also operate a family of independent broker-dealers and an investment manager. RCAP’s business is designed to capitalize, support, grow and manage direct investment and alternative investment programs, and to serve independent financial advisors and their clients.

Important Notice

The statement in this press release include statements regarding the intent, belief or current expectations of RCAP and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including our ability to consummate our pending acquisitions of businesses other than Cetera. Additional factors that may affect future results are contained in RCAP's filings with the SEC, which are available at the SEC's website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:

Anthony J. DeFazio	Andrew G. Backman	Brian D. Jones
SVP of Public Relations	Managing Director Investor Relations and Public Relations	Chief Financial Officer
DDCworks	RCS Capital Corporation	RCS Capital Corporation
tdefazio@ddcworks.com	ABackman@rcscapital.com	BJones@rcscapital.com
(484) 342-3600	(917) 475-2135	(866) 904-2988

`